F O L E Y & L A R D N E R

CHICAGO                         FIRSTAR CENTER                        SACRAMENTO
DENVER                    777 EAST WISCONSIN AVENUE                    SAN DIEGO
JACKSONVILLE           MILWAUKEE, WISCONSIN 53202-5367             SAN FRANCISCO
LOS ANGELES                TELEPHONE (414) 271-2400                  TALLAHASSEE
MADISON                    FACSIMILE (414) 297-4900                        TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH





                                December 14, 1998


Effective Management Systems, Inc.
12000 West Park Place
Milwaukee, Wisconsin 53224

Gentlemen:

         We have acted as counsel for Effective Management Systems, Inc., a Wisconsin corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale of up to 947,214 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), issuable upon the exercise of certain warrants (the "Warrants") or in connection with the conversion of the Company's Series B 8% Convertible Redeemable Preferred Stock (the "Series B Preferred Stock"), by certain selling shareholders listed therein (the "Selling Shareholders").

         In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the exhibits (including those incorporated by reference) constituting a part of said Registration Statement; (c) the Restated Articles of Incorporation and By-Laws of the Company, as amended to date; (d) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

         2.  The  shares  of  Common  Stock  subject  to  sale  by  the  Selling
Shareholders as contemplated by the Registration Statement, when issued upon exercise of the Warrants or

FOLEY & LARDNER

     Effective Management Systems, Inc.
     December 14, 1998
     Page 2


upon conversion of the Series B Preferred Stock, as the case may be, and upon receipt of the consideration contemplated upon the exercise or conversion thereof, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section may be interpreted by a court of law.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                                     Very truly yours,



                                                     FOLEY & LARDNER